Exhibit 99.1

P-Com Moves to Over-the-Counter (OTC) Bulletin Board for Quotation Of Securities

CAMPBELL, Calif., Mar 7, 2003—P-Com, Inc., a worldwide provider of wireless telecom products and services, announced today that its securities will trade electronically on the Over-the-Counter (OTC) Bulletin Board under the symbol PCOM effective the opening of business March 10, 2003.

The OTC Bulletin Board (OTCBB) is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. Information regarding the OTC Bulletin Board, including stock quotations, can be found at www.otcbb.com.

P-Com earlier received notice from The Nasdaq Stock Market of the determination by the Nasdaq Listing Qualifications Panel that the Company’s common stock would no longer be listed by The Nasdaq SmallCap Market based upon the Company’s inability to satisfy certain quantitative listing standards, including the minimum $1.00 bid price requirement, as of March 7, 2003.

“This decision by Nasdaq was anticipated and does not affect our day-to-day operations and does not deter us from our goal of providing innovative products for telecom operators and integrators around the world,” said P-Com Chairman George Roberts. “Over the past year, P-Com has made great strides in improving its balance sheet, in rolling out new products and attracting new customers.”

In 2002, P-Com raised $8.4 million in capital, and completed a restructuring of $22.4 million in convertible notes obligations, retired an additional $6.9 million of convertible notes, and secured a $5 million bank line of credit. In January, P-Com signed a letter of intent to acquire privately held Procera Networks Inc. of Sunnyvale, California with the intent to enter the market for advanced switching products.

About P-Com, Inc.

P-Com, Inc. develops, manufactures, and markets point-to-multipoint, point-to-point, and spread spectrum wireless access systems to the worldwide telecommunications market, and through its wholly owned subsidiary, P-Com Network Services, Inc., provides related installation support, engineering, program management and maintenance support services to the telecommunications industry in the United States. P-Com’s broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com’s point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call 408-866-3666.

Safe Harbor Statement

Statements in this release that are not historical, are forward-looking and involve known and unknown risks and uncertainties, which may cause P-Com’s actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity capital, the ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the telecommunications equipment and services sector, working capital constraints, fluctuations in customer demand and commitments, fluctuation in quarterly results due to the timing of orders and our capacity to fulfill them, introduction of new products, commercial acceptance and viability of new products, cancellations of orders without penalties, pricing and competition, reliance upon subcontractors, the ability of P-Com’s customers to finance their purchases of P-Com’s products and/or services, the timing of new technology and product introductions, and the risk of early obsolescence. Further, P-Com operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond P-Com’s control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in P-Com’s filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

CONTACT: media, Greg Berardi, +1-415-239-7826, or greg@bluemarlinpartners.com, for P-Com, Inc.; or investors, Leighton Stephenson, CFO of P-Com, Inc., +1-408-866-3666, or leighton.stephenson@p-com.com. URL:http://www.p-com.com